Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Commuity Bank:.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to the fact that on January 1, 1994, First Community Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP



Charlotte, North Carolina
May 31, 1996